Exhibit 5.1

April 3, 2015

Southern Copper Corporation
1440 E. Missouri Avenue

Suite 160

Phoenix, Arizona 85014

Re:                Southern Copper Corporation – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Southern Copper Corporation, a Delaware corporation (the “Company”), in connection with the shelf registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) unsecured debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under the indenture dated as of April 16, 2010 (the “Indenture”), entered into between the Company and Wells Fargo Bank, National Association (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement; (ii) shares of common stock, $0.01 par value per share (“Common Stock”); and (iii) such indeterminate number of shares of Common Stock and amount of Debt Securities as may be issued upon conversion, exchange, settlement or exercise, as applicable, of any Debt Securities, including such shares of Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of the offering (collectively, the “Indeterminate Securities”). The Debt Securities, Common Stock and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Offered Securities;

(ii)	the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware (the “Certificate of Incorporation”);

Southern Copper Corporation

April 3, 2015

(iii)	the Amended and Restated Bylaws of the Company, as currently in effect, as certified by the Secretary of the Company (the “Bylaws”);

(iv)	the Indenture, filed as Exhibit 4.2 to the Registration Statement; and

(v)	certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities, approved on January 30, 2015.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of executed documents or documents to be executed, we have assumed (i) that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder; and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that each of the Indenture, any supplemental indenture thereto, has been or will be duly authorized, executed and delivered by the Trustee, as the case may be, and that any Debt Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee, as the case may be. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture and any supplemental indenture thereto and the Offered Securities, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)); (iii) any judicial, administrative or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law); or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to securities of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Southern Copper Corporation

April 3, 2015

As used herein, “Transaction Agreements” means the Indenture and the supplemental indentures, officer’s certificates and board resolutions thereto.

Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1.	With respect to the shares of any Common Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) if certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock are duly executed and countersigned; and (vi) the shares of Offered Common Stock are duly registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange, settlement or exercise of any Debt Securities), when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.	With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act, as amended; (ii) an appropriate prospectus supplement with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) any supplemental indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate the Certificate of Incorporation or Bylaws; and (vii) the Offered Debt Securities, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report, have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to the Offered Debt Securities and have been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and any supplemental indenture relating to the Offered Debt Securities and any officer’s certificate or board resolution adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Southern Copper Corporation

April 3, 2015

The opinions stated herein are subject to the following qualifications:

(a)      the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)      we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)      except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)      we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)      we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such provision purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f)      we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement purporting to prohibit, restrict or condition the assignment of rights under such Transaction Agreement to the extent that such prohibition, restriction or condition on assignability is ineffective pursuant to the Uniform Commercial Code;

(g)      to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality;

(h)      with respect to the enforceability of all obligations under the Transaction Agreements and any Offered Debt Securities not denominated in U.S. dollars, we note that a U.S. federal court would award a judgment only in U.S. dollars and that a judgment of a court in the State of New York rendered in a currency other than the U.S. dollar would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of such judgment. Our opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights, and we do not express any opinion as to the enforceability of the provisions of the Transaction Agreements or any Offered Debt Securities providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any of the Transaction Agreements or Offered Debt Securities issued thereunder from a court judgment in another currency;

Southern Copper Corporation

April 3, 2015

(i)      we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(j)      we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process; and

(k)      we do not express any opinion with respect to the enforceability of applicable provisions contained in the Indenture and the supplemental indentures, officer’s certificates and board resolutions thereto to the extent that such provisions provide that the obligations of the Company are absolute and unconditional irrespective of the enforceability or genuineness of the applicable Indenture or the effect thereof on the opinions herein stated.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP